As filed with the U.S. Securities and Exchange Commission on February 9, 2026

Registration No. 333-292260

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Envoy Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3842	86-1369123
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4875 White Bear Parkway

White Bear Lake, MN 55110

Tel: (877) 900-3277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brent T. Lucas

Chief Executive Officer

Envoy Medical, Inc.

4875 White Bear Parkway

White Bear Lake, MN 55110

Tel: (877) 900-3277
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew M Nick, Esq.	Steven M. Skolnick, Esq.
Fredrikson & Byron, P.A.	Lowenstein Sandler LLP
60 South Sixth Street; Suite 1500	1251 Avenue of the Americas
Minneapolis, MN 55402	New York, New York 10020
(612) 492-7000	(212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Envoy Medical, Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-1, as amended (File No. 333-292260), as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
3.1	Second Amended and Restated Certificate of Incorporation of the Company.	8-K	001-40133	3.1	October 5, 2023
3.2	Amended and Restated Bylaws of the Company.	8-K	001-40133	3.2	October 5, 2023
3.3	Certificate of Designation of Series A Preferred Stock of the Company.	8-K	001-40133	3.3	October 5, 2023
4.1	Warrant Agreement, dated March 1, 2021, between Anzu Special Acquisition Corp I and Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), as Warrant Agent.	8-K	001-40133	10.1	March 4, 2021
4.2	Form of Shortfall Warrant.	S-1/A	333-276590	4.2	February 15, 2024
4.3	Description of Securities.	10-K	001-40133	4.3	April 1, 2024
4.4	Form of Private Warrant.	10-K	001-40133	4.4	March 31, 2025
4.5	Form of September Private Placement Warrant	8-K	001-40133	4.1	September 23, 2025
4.6	Form of September Placement Agent Warrant	8-K	001-40133	4.2	September 23, 2025
4.7	Form of October Private Placement Warrant	8-K	001-40133	4.1	October 9, 2025
4.8	Form of October Placement Agent Warrant	8-K	001-40133	4.2	October 9, 2025
4.9 (**)	Form of Pre-Funded Warrant to be issued in this offering	S-1	333-292260	4.9	February 6, 2026
4.10 (**)	Form of Series A-1 Warrant to be issued in this offering	S-1	333-292260	4.10	February 6, 2026
4.11 (**)	Form of Series A-2 Warrant to be issued in this offering	S-1	333-292260	4.11	February 6, 2026
4.12 (**)	Form of Placement Agent Warrant to be issued in this offering	S-1	333-292260	4.12	February 6, 2026
5.1 (**)	Opinion of Fredrikson & Byon, P.A.	S-1	333-292260	5.1	February 6, 2026
10.1	Amendment to Letter Agreement, dated September 29, 2023, by and among Anzu Special Acquisition Corp I, Anzu SPAC GP I LLC and Anzu’s officers and directors.	8-K	001-40133	10.2	October 5, 2023
10.2 (+)	Amended and Restated Registration Rights Agreement, dated September 29, 2023, by and among Anzu Special Acquisition Corp I, Anzu SPAC GP I LLC and certain stockholders.	8-K	001-40133	10.3	October 5, 2023
10.3 (*)	Envoy Medical, Inc. Equity Incentive Plan.	8-K	001-40133	10.22	October 5, 2023
10.4 (*)	Envoy Medical, Inc. Employee Stock Purchase Plan.	8-K	001-40133	10.23	October 5, 2023
10.5 (*)	Form of Envoy Medical, Inc. Indemnification Agreement.	8-K	001-40133	10.21	October 5, 2023
10.6	Forward Purchase Agreement, dated as of April 17, 2023.	8-K	001-40133	10.4	April 18, 2023
10.7 (+)	Amendment No. 1 to Forward Purchase Agreement, dated as of May 25, 2023.	S-4/A	333-271920	10.27	June 30, 2023
10.8	Amendment No. 2 to Forward Purchase Agreement, dated as of September 28, 2023.	8-K	001-40133	10.24	October 5, 2023
10.9 (*)	Employment Agreement, dated October 16, 2023, between Envoy Medical Corporation and Brent T. Lucas.	8-K	001-40133	10.1	October 20, 2023
10.10 (*)	Employment Agreement, dated August 15, 2023, between Envoy Medical Corporation and David R. Wells.	10-Q	001-40133	10.10	November 17, 2023
10.11 (*)	Letter Agreement, dated February 14, 2024, between Envoy Medical Corporation and Charles R. Brynelsen.	10-K	001-40133	10.11	April 1, 2024
10.12 (*)	Letter Agreement, dated February 14, 2024, between Envoy Medical Corporation and Susan Kantor.	10-K	001-40133	10.12	April 1, 2024
10.13 (*)	Letter Agreement, dated February 14, 2024, between Envoy Medical Corporation and Mona Patel.	10-K	001-40133	10.13	April 1, 2024

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10.14 (*)	Letter Agreement, dated February 14, 2024, between Envoy Medical Corporation and Janis Smith-Gomez.	10-K	001-40133	10.14	April 1, 2024
10.15 (*)	Form of Option Award Agreement.	10-K	001-40133	10.15	April 1, 2024
10.16	Promissory Note, dated February 27, 2024, between Envoy Medical, Inc. and GAT Funding, LLC	10-Q	001-40133	10.1	May 15, 2024
10.17	Amendment to Forward Stock Purchase Agreement, dated July 29, 2024, between Envoy Medical, Inc. and the Meteroa FPA Parties.	8-K	001-40133	10.1	August 1, 2024
10.18	Promissory Note, dated August 27, 2024, between Envoy Medical, Inc. and GAT Funding, LLC.	10-Q	001-40133	10.1	November 14, 2024
10.19	Conversion and Waiver Agreement, dated December 20, 2024, by and between Envoy Medical, Inc. and Anzu SPAC GP I LLC.	8-K	001-40133	10.1	December 20, 2024
10.20	Amendment No. 1 to Common Stock Purchase Warrant, issued by Envoy Medical, Inc. to the Meteora Parties.	8-K	001-40133	10.1	June 25, 2024
10.21	Amendment No. 2 to Common Stock Purchase Warrant, issued by Envoy Medical, Inc. to the Meteora Parties.	8-K	001-40133	10.1	December 23, 2024
10.22	At The Market Offering Agreement dated as of January 17, 2025, between Envoy Medical, Inc and Roth Capital Partners, LLC	8-K	001-40133	10.1	January 21, 2025
10.23	Building Lease dated as of May 20, 2016, between Envoy Medical Corporation and Taylor Corporation, as amended.	10-K	001-40133	10.23	March 31, 2025
10.24	Servies Agreement dated as of January 1, 2022, between Envoy Medical Corporation and Taylor Technology Services, Inc.	10-K	001-40133	10.24	March 31, 2025
10.25	Promissory Note, dated March 6, 2025, between Envoy Medical, Inc. and GAT Funding, LLC.	10-Q	001-40133	10.2	May 1, 2025
10.26	Amended and Restated Envoy Medical, Inc. 2023 Equity Incentive Plan	8-K	001-40133	10.1	June 3, 2025
10.27	Consulting Agreement by and between the Company and Oasis Business Consulting, LLC, dated effective June 23, 2025.	8-K	001-40133	10.1	June 25, 2025
10.28	Satisfaction of Promissory Notes by and between the Company and GAT Funding, LLC, dated effective August 25, 2025.	8-K	001-40133	10.1	August 26, 2025
10.29	Amendment to Forward Stock Purchase Agreement, between the Meteora FPA Parties and the Company, dated July 28, 2025.	8-K	001-40133	10.1	July 29, 2025
10.30	Warrant Extension and Voting Agreement, by and among the Company, GAT Funding, LLC, Taylor Sports Group, Inc., and Glen A. Taylor, dated September 4, 2025.	8-K	001-40133	10.1	September 9, 2025
10.31	Form of September Purchase Agreement	8-K	001-40133	10.1	September 23, 2025
10.32	Form of October Purchase Agreement	8-K	001-40133	10.1	October 9, 2025
10.33(**)	Form of Securities Purchase Agreement to be entered into in connection with this offering	S-1	333-292260	10.33	February 6, 2026
10.34(#)	Engagement Letter, dated September 17, 2025, by and between Envoy Medical, Inc. and H.C. Wainwright & Co., LLC, as amended on December 17, 2025 and February 9, 2026.	-	-	-	-
21.1	List of Subsidiaries.	10-K	001-40133	21.1	March 31, 2025
23.1(**)	Consent of Grant Thornton LLP.	S-1	333-292260	23.1	February 6, 2026
23.2(**)	Consent of Fredrikson & Byron, P.A. (included as part of Exhibit 5.1).	S-1	333-292260	5.1	February 6, 2026
24.1(**)	Power of Attorney (included on signature page to this Registration Statement).	S-1	333-292260		February 6, 2026
107(**)	Filing Fee Table	S-1	333-292260	107	February 6, 2026

(*)	Indicates a management contract or compensatory plan.

(**)	Previously filed

(#)	Filed herewith.

(+)	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K The Registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of White Bear Lake, State of Minnesota on February 9, 2026.

ENVOY MEDICAL, INC.

/s/ Brent T. Lucas
Name:	Brent T. Lucas
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent T. Lucas	Chief Executive Officer and Director	February 9, 2026
Brent T. Lucas	(Principal Executive Officer)

*	Interim Chief Financial Officer	February 9, 2026
Robert Potashnick	(Principal Financial and Accounting Officer)

*	Director	February 9, 2026
Charles R. Brynelsen

*	Director	February 9, 2026
Michael Crowe

*	Director	February 9, 2026
Mona Patel

*	Director	February 9, 2026
Janis Smith-Gomez

*	Director	February 9, 2026
Susan J. Kantor

*By:	/s/ Brent T. Lucas	Date: February 9, 2026
Name:	Brent T. Lucas
Title:	Attorney-in-Fact

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